Exhibit 21.1

POWERSECURE INTERNATIONAL, INC.

List of Subsidiaries

PowerSecure, Inc., a Delaware corporation

EfficientLights, LLC, a Delaware limited liability company

Innovative Electronic Solutions Lighting, LLC, a Delaware limited liability company (2/3 ownership)

Southern Energy Management PowerSecure, LLC, a Delaware limited liability company (90% ownership)

EnergyLite, Inc., a Delaware corporation

PowerPackages, LLC, a Delaware limited liability company

PowerServices, Inc., a North Carolina corporation

Reid’s Trailer, Inc., a Delaware corporation

UtilityDesign, Inc., a North Carolina corporation

UtilityEngineering, Inc., a North Carolina corporation

PowerSecure Haiti USA, Inc., a Delaware corporation

Innovation Energies, LLC, a Delaware limited liability company

Marcum Gas Metering, Inc., a Florida corporation

Metretek Contract Manufacturing Company, Inc., a Florida corporation

WaterSecure Holdings, Inc., a Colorado corporation

Marcum Capital Resources, Inc., a Colorado corporation

PowerSpring, Inc. a Delaware corporation

Mercator Energy Incorporated, a Colorado corporation

Marcum Denver, Inc., a Colorado corporation